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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           IMPSAT Fiber Networks, Inc.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                    (State of Incorporation or Organization)

                                   52-1910372
                      (I.R.S. Employer Identification No.)

                            Alferez Pareja 256 (1107)
                             Buenos Aires, Argentina
                    (Address of Principal Executive Offices)

             Securities to be registered pursuant to Section 12(b) of the Act:
Not applicable

             Title of each class to be so registered: Not applicable

             Name of each exchange on which each class is to be registered: Not applicable

             If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

             If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

             Securities Act registration statement file number to which this form relates: 333-88389

             Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, Par value $0.01 per share
                                (Title of class)


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Item 1.  Description of Registrants Securities to be Registered

             For a full description of IMPSAT Fiber Network, Inc.'s Common Stock ("Common Stock") being registered hereby, reference is made to the information contained under the Caption "Description of Capital Stock" in the prospectus (the "Prospectus") that forms part of the Registrant's registration statement (Registration No. 333-88389) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Securities Act") on October 4, 1999, as amended by Amendment No. 1 thereto, filed on January 14, 2000 (the "Registration Statement"). The information contained in the Registration Statement and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Common Stock will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act, and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.      Exhibits

             2.1 Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Registration Statement.

             2.2 Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.2 to the Registration Statement.

             2.3*     Securityholders Agreement dated as of March 19, 1998.

             2.4 Shareholders Agreement dated as of March 10, 1999. Incorporated by reference to Exhibit 4.2 to the Registration Statement.

             2.5 Specimen Common Stock Certificate. Incorporated by reference to Exhibit 4.3 to the Registration Statement.

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* Previously filed as an exhibit to the Company's Annual Report on Form 10-K for
1997, filed with the Commission on April 15, 1998, and incorporated herein by reference.

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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 24, 2000

IMPSAT FIBER NETWORKS, INC.

By /s/ Guillermo Jofre
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 Guillermo Jofre
 Chief Financial Officer